                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                              DOCUCON, INCORPORATED
                (Name of Registrant as Specified in its Charter)



      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.    Title of each class of securities to which transaction applies:

     2.    Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4.    Proposed maximum aggregate value of transaction:

     5.    Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.    Amount Previously Paid:
     2.    Form, Schedule or Registration Statement No.:
     3.    Filing Party:
     4.    Date Filed:

                              DOCUCON, INCORPORATED

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                November 30, 2001

         The annual meeting of Stockholders of Docucon, Incorporated (the "Company") will be held at 329 E. Ramsey, San Antonio, Texas, 78216, on Thursday, December 27, 2001, at 9:30 a.m., E.D.T., for the following purposes:

         1. To elect six Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

         2. To approve the Company's retention of Ernst & Young, LLP as its independent auditors for the fiscal year 2001.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Stockholders of record at the close of business on November 15, 2001 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         If you cannot attend the Annual Meeting in person, please date and execute the accompanying Proxy and return it promptly to the Company. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not of itself serve to revoke your Proxy.



                     RALPH BROWN
                     Secretary

                              DOCUCON, INCORPORATED
                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on December 27, 2001 or any adjournment thereof. This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy are being mailed to Stockholders on or about November 30, 2001.

      The Company's principal executive offices are located at 8 Airport Park Boulevard, Latham, New York 11201. The Company's telephone number is
(518)786-7733.

      As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on November 15, 2001. The holders of a majority of the shares of Common Stock of the Company presented in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At November 15, 2001, the record date for the Annual Meeting, there were 3,658,767 shares of Common Stock outstanding and seven (7) shares of Series A Cumulative Convertible Preferred Stock ("Series A Preferred Stock") outstanding, each share of which is entitled to cast 8,333 votes as Common Stock. With respect to references to votes to be taken at the Annual Meeting of the Stockholders herein, the term "Common Stock" shall include the Company's Common Stock and the shares of Common Stock into which the outstanding Series A Preferred Stock may be converted, and with respect to which the holders of such Preferred Stock are entitled to vote. Thus, the equivalent number of shares entitled to vote at the Annual Meeting of Stockholders is 3,717,098 (3,658,767 shares of Common Stock and 58,331 shares of Common Stock obtainable upon conversion of Series A Preferred Stock).

      The purpose of the Annual Meeting of Stockholders is to elect a Board of Directors to serve until the next Annual Meeting of Stockholders. The Company is not aware at this time of any other matters that will come before the Annual Meeting. The approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for election of nominees as Directors of the Company. A quorum equal to a majority of the outstanding Common Stock must be present in person or by proxy at the Annual Meeting in order to elect Directors.

      All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, it will be voted FOR the Board's nominees for Director and in accordance with the proxy-holders' best judgment as to any other matters raised at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of establishing a quorum with respect to the proposals to which they apply. Abstention votes will be counted as voted AGAINST the proposals with respect to which they apply. Broker non-votes will not be considered as either FOR or AGAINST votes with respect to the proposals to which they apply. A form of Proxy for use at the Annual Meeting is also enclosed. A stockholder may revoke any such Proxy at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.


PROPOSALS BY STOCKHOLDERS

      Any proposals by stockholders of the Company intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 17, 2001.

ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

      At the Annual Meeting, six Directors are to be elected. The Bylaws of the Company permit the Board of Directors to determine the number of Directors of the Company. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the persons named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

      The following table sets forth certain information concerning the six nominees for Director of the Company:


                                          ALL POSITIONS
                                          DIRECTOR
NAME                        AGE           WITH THE COMPANY                                       SINCE
                                          AND PRINCIPAL
                                          OCCUPATION
----------------           -----          ------------------------------------                 ---------
Edward P. Gistaro           65            Chairman of the Board                                   1988

Robert W. Schwartz          55            Director, President, Chief                              1998
                                          Executive Officer;
                                          Managing Director, Schwartz Heslin
                                          Group, Inc.;

Douglas P. Gill             52            Director                                                1998

Ralph Brown                 67            Secretary;                                              1997
                                          Attorney, San Antonio, Texas

Al R. Ireton                66            Director;                                               1993
                                          Chairman, Manchester Partners

Chauncey E. Schmidt         69            Director; Chairman, C.E.                                1993
                                          Chairman, C.E. Schmidt
                                          & Associates


      Edward P. Gistaro has served as Chairman of the Board since 1990. He served as Chief Executive Officer of the Company from June 4, 1988 until April 11, 1998, when the Board of Directors accepted his recommendation that he be replaced by Douglas P. Gill as Chief Executive Officer. Pursuant to Mr. Gistaro's retirement, the Board requested that he continue to serve as Chairman, and he accepted. Mr. Gistaro also served as President of the Company from July 1988 until March 1991. Mr. Gistaro was employed by Datapoint Corporation, a company involved in the manufacturing of computer systems, in various managerial positions from 1973 to 1987. From 1982 to 1985, Mr. Gistaro served as the President and Chief Operating Officer of Datapoint Corporation, and he served from 1985 to 1987 as its President and Chief Executive Officer.

      Robert W. Schwartz was elected President, Chief Executive Officer and Chief Financial Officer on May 19, 2000, in a part-time capacity. He was elected as a Director of the Company in April 1998. Mr. Schwartz founded the Schwartz Heslin Group, Inc. ("SHG"), an investment banking firm, in 1985. As Managing Director of SHG, Mr. Schwartz specializes in corporate planning, finance and development. From 1980 to 1985, he was founder, President and Chief Executive Officer of Winsource, Inc., a high tech firm which packaged and marketed integrated telephone and computer systems. Mr. Schwartz served as President, Chief Operating Officer and Director of Coradian Corporation and as Vice President and Chief Financial Officer of Garden Way Manufacturing Corporation from 1975 to 1980 and 1970 to 1975, respectively. SHG has been retained in the past to provide investment and financial advice.

      Douglas P. Gill was elected as a Director of the Company on May 19, 2000. From April 1998 to May 2000, he had served as President and Chief Executive Officer. Mr. Gill was a general partner of Foster Management Company, a venture capital firm, from 1994 until 1998. From 1984 to 1994, Mr. Gill served as First Vice President of Janney Montgomery Scott, Inc., a regional investment banking and brokerage firm, and in various management capacities at Scott paper Company from 1975 to 1984. Mr. Gill also served as a senior auditor at Arthur Andersen & Co. (now LLP) from 1972 to 1975.

      Ralph Brown, an attorney in private practice since 1968, has served as a Director and as Secretary of the Company since May 1987. From 1987 to 1989, he served also as Treasurer of the Company. Mr. Brown has also served since 1975 as President of Cherokee Ventures, Inc., a real estate leasing firm, since 1978 as President of East Central Development Corporation and since 1982 as President of southeast Suburban Properties, Inc. The latter two businesses are real estate development firms.

      Al R. Ireton was elected as a Director of the Company in May 1993. Mr. Ireton has been Chairman of Manchester Partners, an investment and growth strategy advisory organization providing capital and strategic assistance to growing companies, since October 1988. From 1985 through September 1988, he served as President and Chief Executive Officer of Texet Corporation, a desktop publishing company. Mr. Ireton has 25 years experience serving as president and chief executive officer of growth-oriented companies and has served on several corporate boards.

         Chauncey E. Schmidt was elected as a Director of the Company in February 1993. He has been Chairman of C.E. Schmidt & Associates, an investment firm, since April 1989. From 1987 to March 1989, he was Vice Chairman of the Board of AMFAC, Inc., a New York Stock Exchange-listed company engaged in diversified businesses. He has previously served as President of The First National Bank of Chicago and Chairman of the board and Chief Executive Officer of The Bank of California, N.A. Mr. Schmidt is on the Board of Trustees of the U.S. Naval War College Foundation and is active in several civic and charitable organizations.

      All nominees for Director are currently serving as Directors of the Company. Directors hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

APPROVAL OF INDEPENDENT ACCOUNTANTS

        On September 21, 2001, the Company retained the accounting firm of Ernst & Young, LLP to serve as independent accountants to audit its financial statements. Prior to its engagement as Company's independent auditors, Ernst & Young LLP had not been consulted by Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on Company's financial statements or on any other matter that was the subject of any prior disagreement between Company and Company's previous certifying accountants.

        The Board of Directors of the Company approved the retainer of Ernst & Young LLP and recommends that the Company's stockholders vote FOR the approval of Ernst & Young LLP as its independent auditors.

MANAGEMENT MATTERS

      There are no arrangements or understandings known to the Company between any of the Directors or executive officers of the Company and any other person pursuant to which any such person was elected as a Director or an executive officer, except the Employment Agreement between the Company and Mr. Gill, described under "Executive Compensation" in this Proxy Statement. There are no family relationships between any Directors or executive officers of the Company. The Board of Directors of the Company held a total of 2 meetings in 2001.

      The Board of Directors has an Executive Compensation Committee consisting of Messrs. Brown, Gistaro, Ireton, Schmidt and Schwartz, a Stock Option Committee consisting of Messrs. Gistaro, Schmidt and Schwartz and an Audit Committee consisting of Messrs. Brown, Gistaro, Ireton, Schmidt and Schwartz. The Executive Compensation Committee reviews the salaries, incentive compensation and other direct and indirect benefits for all Company officers, among other duties. During 1998, the Executive Compensation and Audit Committees each held one meeting.

THE AUDIT COMMITTEE

Meets periodically with Company's independent auditors to review the general scope of audit coverage, including consideration of the Company's accounting practices and procedures, its system of internal accounting controls and financial reporting. Makes recommendations to the Board of Directors with respect to appointment of the Committee's independent auditors. The Audit Committee was established in April of 2001 and met one (1) time during the 2001 fiscal year. The current members of this committee are Mr. Robert W. Schwartz and Mr. Edward Gistaro. The Board of Directors has approved an Audit Committee Charter which outlines the responsibilities of the Audit Committee and the appropriate procedures necessary to meet those responsibilities. A copy of the Audit Committee Charter is attached to this Proxy Statement as Annex A.

COMPLIANCE WITH SECTION 16(A) OF THE
   SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who beneficially own more than 5% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Boston Stock Exchange. Officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from January 1, 2001 through November 15, 2001 all officers, Directors and greater-than-5% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

DIRECTOR COMPENSATION

      No directors received compensation in 2001 for their service in that capacity. In prior years, directors had received an annual retainer of $12,000 plus a $1,000 per meeting fee.



EXECUTIVE COMPENSATION

GENERAL

      The following table sets forth compensation paid or awarded to the Chief Executive Officer for all services rendered to the Company in 2001, 2000, and 1999. No executive officer of the Company had compensation that exceeded $100,000 in 2001.

SUMMARY COMPENSATION TABLE

                                                      ANNUAL                                        LONG-TERM
                                                   COMPENSATION                                   COMPENSATION
                                                   BONUS/ANNUAL       OTHER                                            ALL
NAME AND                                            INCENTIVE        ANNUAL       RESTRICTED        SECURITIES        OTHER
PRINCIPAL         YEAR         SALARY (1)              AWARD         COMPEN-        STOCK           UNDERLYING        COMPEN-
POSITION                                                (2)          SATION       AWARDS (3)         OPTIONS          SATION

ROBERT W.         2001         $   --                $  --           $ --             --                --            $  --
SCHWARTZ,         2000             --                   --             --          150,000              --               --
PRESIDENT,
CHIEF EXECUTIVE
OFFICER AND
CHIEF FINANCIAL
OFFICER


DOUGLAS P. GILL   2000           94,779               10,407           --                             71,920           96,666
PRESIDENT AND     1999          200,000                                                                                    20
CHIEF EXECUTIVE
OFFICER



WARREN D.         2000           56,287                 --             --             --                --             42,430
BARRATT SENIOR    1999          140,000                7,285           --                            116,825               20
VICE PRESIDENT
CHIEF FINANCIAL
OFFICER AND
TREASURER


PAUL M. NUNLEY    2000           46,795                 --             --             --                --             39,604
VICE PRESIDENT,   1999          130,000                6,764           --           98,460              --                 20
OPERATIONS AND
TECHNOLOGY


(1) EFFECTIVE MARCH 31, 2000, THE COMPANY TERMINATED THE EMPLOYMENT AGREEMENTS OF MESSRS. GILL, BARRATT, NUNLEY AND HARDIN (CONTROLLER OF COMPANY) AND ENTERED INTO EMPLOYMENT AGREEMENT SETTLEMENT AGREEMENTS AS FURTHER DESCRIBED BELOW.

(2) AGGREGATE PERQUISITES AND OTHER PERSONAL BENEFITS DID NOT EXCEED THE LESSER OF EITHER $50,000 OR 10% OF THE TOTAL ANNUAL SALARY AND BONUS LISTED ABOVE.

(3) IN MAY 2000, AS CONSIDERATION FOR ACCEPTANCE OF SERVICES AS THE COMPANY'S PRESIDENT, THE COMPANY'S BOARD OF DIRECTORS AUTHORIZED THE ISSUANCE OF 150,000 SHARES OF THE COMPANY'S COMMON STOCK TO MR. SCHWARTZ.

STOCK OPTION GRANTS IN 2001

                             INDIVIDUAL GRANTS
                    NUMBER OF       % OF TOTAL
                    SECURITIES    OPTIONS GRANTED     EXERCISE
                    UNDERLYING     TO EMPLOYEES         PRICE        EXPIRATION
NAME              OPTIONS GRANTED  IN FISCAL YEAR     PER SHARE         DATE


ROBERT W.              --               --               --              --
SCHWARTZ

DOUGLAS P. GILL        --               --               --              --

WARREN D. BARRATT      --               --               --              --

PAUL M. NUNLEY         --               --               --              --

STOCK OPTION EXERCISES IN 2001 AND OPTION VALUES AT NOVEMBER 30, 2001

                                                                                       VALUE OF UNEXERCISED
                      SHARES                      NUMBER OF UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                     ACQUIRED                        T NOVEMBER 30, 2001 (1)           AT NOVEMBER 30, 2001
                        ON          VALUE
NAME                 EXERCISE      REALIZED       EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE

ROBERT W.
SCHWARTZ                --           $ --              --              --            $ --              $ --
DOUGLAS P. GILL
                        --           $ --            346,920           --            $ --              $ --
WARREN D. BARRATT
                        --           $ --            216,825           --            $ --              $ --
MICHAEL C. MOONEY
                        --           $ --             72,275           --            $ --              $ --
PAUL M. NUNLEY
                        --           $ --            173,460           --            $ --              $ --


(1) The Company is reporting options outstanding, but unexercised, prior to the consummation of the Company's sale of operating assets to TAB Products, Inc. ("TAB Sale"). The Company is currently evaluating the extent to which any such options are now terminated, in light of discontinued operations and termination of employee status.

EMPLOYMENT AGREEMENTS

      Effective March 31, 2000, the Company terminated the employment agreements of Messrs. Gill, Barratt, Nunley and Hardin and entered into Employment Agreement Settlement Agreements. Under the terms of these settlement agreements, in 2000 the Company paid a total amount of $308,830.19. The amount included $196,500 which represented thirty percent (30%) of the amount these officers would be entitled to receive as severance under their respective employment contracts with the Company. In addition, these officers were paid an aggregate of $85,846.14 for unpaid wages and accrued vacation through April 30, 2000. Two-thirds of the total payments, or $205,886.79 were paid at closing of the TAB Sale, with the balance to be paid at the termination of the Escrow Agreement, from available cash of the Company less any reasonable provision for additional net costs to wind-down and/or dispose of the Company.

      In fully and final payment of the Company's obligations to Mr. Alan Hobgood, former President of the Company, under a buyout of his employment contract in 1998 and consulting agreement with Company, Mr. Hobgood and the Company entered into a Business Consultant Agreement Settlement Agreement for the amount of $113,615. This amount represents $25,000 in past due amounts payable, and thirty percent (30%) of the balance due to Mr. Hobgood under the buyout agreement. Mr. Hobgood was paid in 2000 two-thirds of this amount at closing of the sale, or $75,743.33, with the balance being owed at termination of the escrow period, from available cash of the Company less any reasonable provisions for additional net costs to wind-down and/or dispose of the Company.

 STOCK OPTIONS 1988 STOCK OPTION PLAN

      The Company has a 1988 Stock Option Plan currently covering an aggregate of 415,000 shares of Common Stock. The 1988 Stock Option Plan provides for the grant to officers, Directors and key employees of the Company of incentive stock options

("ISOs") intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NQSOs"). The 1988 Stock Option Plan was approved by the stockholders of the Company on November 15, 1988. Amendments to the 1988 Stock Option Plan increasing the number of shares covered thereby were approved by the stockholders of the Company on April 21, 1989, May 14, 1991, May 7, 1992, and August 12, 1997. As of March 15, 2001, under the 1988 Stock Option Plan there were outstanding options to purchase 203,962 shares of the Company's Common Stock at prices ranging from $1.00 to $5.52 per share.

      Under the 1988 Stock Option Plan, which is administered by the Stock Option Committee, key employees may be granted options to purchase shares of the Company's Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of an ISO granted to a 10% stockholder/grantee). The 1988 Stock Option Plan expired on October 31, 1998.Options granted under the 1988 Stock Option Plan must be exercised within ten years from the date of grant, vest at varying times as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution, and are protected against dilution. All shares purchased upon exercise of any option must be paid in full at the time of purchase in accordance with the terms set forth in the option. Such payment must be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. No one person may receive ISOs for which the aggregate fair market value (determined at the time each ISO is granted) of options exercisable for the first time during any calendar year exceeds $100,000.

1991 DIRECTOR NON-STATUTORY STOCK OPTION PLAN

      The Company also has a 1991 Director Non-Statutory Stock Option Plan (the "1991 Director Plan"), currently covering an aggregate of 210,000 shares of Common Stock. The 1991 Director Plan was approved by the stockholders of the Company on May 7, 1992 and provides for the grant of NQSOs to non-employee Directors of the Company. An amendment to increase the number of shares offered and reserved for the 1991 Director Plan was approved by the stockholders of the Company on June 9, 1998. As of March 15, 2001, there were outstanding under the1991 Director Non-Statutory Stock Option Plan options to purchase 130,000 shares of the Company's Common Stock at prices ranging from $2.00 to $5.52 per share.

      Under the 1991 Director Plan, which is administered by the Board of Directors, non-employee Directors are granted options to purchase 10,000 shares of the Company's Common Stock upon their initial election as Directors and 7,500 shares on the second anniversary date of such election at the then-current market price of such shares. One-third of the initial grant shall vest on each anniversary of the date of grant, and one-third of the second grant shall vest every six months after the date of grant. The 1991 Director Plan expired on February 10, 2001.

      Under an amendment to the 1991 Director Plan adopted by the Board of Directors in June 1998, each eligible Director will receive an additional annual grant of options covering 6,250 shares of Common Stock commencing with the fiscal year of the Company immediately following the fiscal year in which all shares of Common Stock covered by the initial grant and the second grant described above are fully vested. Such annual grant will continue each fiscal year thereafter until options covering all shares reserved for issuance under the 1991 Director Plan have been granted. Options granted under the 1991 Director Plan must be exercised within ten years from the date of grant, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of service as a Director of the Company, unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth in the option. Such payment must be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock. The 1991 Director Plan may be amended at any time by vote of the Board of Directors.

      During 1999, Messrs. Brown, Ireton, and Schmidt, all Directors of the Company, were each granted options covering 6,250 shares of Common Stock at an exercise price of $0.875 per share. Messrs. Gistaro and Schwartz, both Directors of the Company, were each granted options covering 7,500 shares of Common Stock at an exercise price of $0.875, respectively. The exercise price per share of each such option was not less than the closing bid price of the Common Stock reported on the OTC Bulletin Board on the date of the grant.

1998 EMPLOYEE STOCK OPTION PLAN

      On April 1, 1998, the Board of Directors of the Company approved the 1998 Employee Stock Option Plan (the "1998 Employee Plan"), covering 187,500 shares of common stock. Unless terminated earlier by the Board of Directors the 1998 Employee Plan will terminate on March 31, 2008. The purpose of the plan is to supplement and replace the Company's 1988 Stock Option Plan which ceased granting options on October 31, 1998. The 1998 Employee Plan provides for the grant of ISOs, intended to qualify under Section 422(b) of the Internal
Revenue Code, and nonqualified stock options (NQSOs). As of March 15, 2001, under the 1998 Stock Option Plan there were outstanding options to purchase 582,221 shares of the Company's Common Stock at prices ranging from $0.750 to $2.063 per share.

      Under the 1998 Employee Plan, which is administered by the Stock Option Committee, key employees may be granted options to purchase shares of the Company's common stock at 100 percent of fair market value on the date of grant (or 110 percent of fair market value in the case of an ISO granted to a 10 percent stockholder/grantee). Options granted under the 1998 Employee Plan must be exercised within 10 years from the date of grant, vest at varying times as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution and expire within three months after termination of employment unless such termination is by reason of death or disability or for cause. All shares purchased upon exercise of any option must be paid in full at the time of purchase in accordance with the terms set forth on the option. Such payment must be made in cash or through delivery of shares of common stock or a combination of cash and common stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. The aggregate fair market value (determined at the time each ISO is granted) of the shares of common stock with respect to which ISOs issued to any one person under the 1998 Employee Plan are exercisable for the first time during any calendar year may not exceed $100,000. The 1998 Employee Plan may be amended at any time by a vote of the Board of Directors. However, no amendment made without approval of the stockholders of the Company may increase the total number of shares which may be issued under options granted pursuant to the 1998 Employee Plan, reduce the maximum exercise price, extend the latest date upon which options may be granted or change the class of employees eligible to receive the options.

1998 EXECUTIVE NON-STATUTORY PLAN

In 1998, the Company approved the 1998 Executive Non-Statutory Plan(the 1998 NQSO Plan), covering 375,000 shares of common stock. Unless terminated earlier by the Board of Directors, the 1998 NQSO Plan will terminate on March 31, 2008. The 1998 NQSO Plan provides executives of the Company the added incentive of performance-based compensation and stock ownership through the grant of NQSOs. The purpose of the plan is to incentivise executive management to achieve specified goals which are intended to be aligned with the objectives of increasing the market price of the Company's Common Stock and enhancing shareholder wealth. As of March 15, 2001, under the 1998 Executive Non-Statutory Plan there were outstanding options to purchase 375,000 shares of the Company's Common Stock at prices ranging from $0.875 to $1.00 per share.

      Under the 1998 NQSO Plan, identified executives may be granted long-term options to purchase shares of the Company's common stock at a price specified on the date of the grant subject to certain acceleration rights upon attainment of specific goals. The 1998 NQSO Plan is administered by the Stock Option Committee. Options granted under the 1998 NQSO Plan will expire 10 years from the date of grant, vest immediately or at varying times as determined by the Stock Option Committee, are nontransferable except by will or pursuant to the laws of descent and distribution. All shares purchased upon exercise of any option must be paid in full at the time of purchase, in accordance with the terms set forth on the option. Such payment must be made in cash or through delivery of shares of common stock or a combination of cash and common stock, all as determined by the Stock Option Committee. The Stock Option Committee may determine other terms applicable to particular options. The 1998NQSO Plan may be amended at any time by a vote of the Board of Directors.


EMPLOYEE STOCK PURCHASE PLAN

      The Company's 1993 Employee Stock Purchase Plan (the "Stock Purchase Plan") was approved by the stockholders at the 1994 Annual Meeting of Stockholders and amended on August 12, 1997 and June 9, 1998. Under the Stock Purchase Plan, eligible employees may elect to have up to 10% of their Base Pay (as defined) deducted and utilized for the purchase of Common Stock of the Company in annual or semiannual offerings to be made by the Company to eligible employees. The Company has reserved 350,000 shares of Common Stock for issuance pursuant to the Stock Purchase Plan. The Company's stockholders approved an increase of an additional 100,000 shares and an extension of the Stock Purchase Plan until December 31, 2001 in June 1998. The Company issued 24,398, 26,809,and 71,512 shares in January 1999, 1998 and 1997 pursuant to this plan at purchase prices of $.77, $3.40 and $1.28 per share, which represents 85% of the closing price on December 31, 1998, December 30, 1997, and January 2, 1996, respectively. At March 15, 2001, 156,881 shares remain available for issuance.

      Under the Stock Purchase Plan, the Company will make available in each year from January 1, 1994 through December 31, 2001 up to 50,000 shares of Common Stock. Such shares will be offered to participating employees in annual or semiannual offerings. Participating employees will be deemed to have been granted options to purchase Common Stock in each offering in an amount equal to the amount of their respective payroll deductions divided by 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date. The option price shall be the lesser of 85% of the closing price of the Common Stock on the Offering Commencement Date (or the next preceding trading day) or 85% of the closing price of Common Stock on the Offering Termination Date (or the next preceding trading day). Unless a participating employee terminates participation as provided in the Stock Purchase Plan, such employee shall be deemed to have exercised such option on the Offering Termination Date and shall be issued a corresponding number of shares of Common Stock. The Stock Purchase Plan is administered by the Compensation Committee and will expire on December 31, 2001, unless sooner terminated or amended by the Board of Directors.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 15, 2001, by all persons known to the Company to own beneficially more than 5% of the Company's Common Stock.

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 15, 2001 (a) by each of the Company's Directors, (b) by the Company's Chief Executive Officer (there were no other executive officers whose 1998 compensation exceeded $100,000), and
(c) by all Directors and executive officers as a group.


                                    NAME AND                           AMOUNT AND
                                    ADDRESS OF                         NATURE OF            PERCENT
                                    BENEFICIAL                         BENEFICIAL             OF
TITLE OF CLASS                      OWNERS (1)                         OWNERSHIP (2)       CLASS (3)
----------------------------------------------------------------------------------------------------
Common Stock,                       Edward P. Gistaro                    166,187(4)            4.46
par value $.01                      Douglas P. Gill                      142,451(5)            3.78
per share                           Ralph Brown                           80,708(6)            2.16
                                    Al R. Ireton                          50,708(7)            1.35
                                    Chauncey E. Schmidt                   50,708(8)            1.35
                                    Robert W. Schwartz                   170,501(9)            4.58
                                    All Directors and
                                    Executive Officers
                                    as a Group (8 persons
                                    including the above)                 677,931(10)          17.48%
----------------------------------------------------------------------------------------------------


(1) The address for all persons named is 8 Airport Park Boulevard, Latham, New York, 12110.

(2) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

(3) Unless otherwise indicated below, the percentage of ownership is based upon 3,717,098 shares of Common Stock outstanding, which includes 58,331 shares of Common Stock into which outstanding shares of Preferred Stock are convertible and which the holders of the Preferred Stock are entitled to vote.

(4) Includes 9,167 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,726,265 shares outstanding.

(5) Includes 50,000 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,767,098 shares outstanding.

(6) Includes 26,875 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,743,973 shares outstanding.

(7) Includes 29,375 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,746,473 shares outstanding.

(8) Includes 29,375 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,746,473 shares outstanding.

(9) Includes 5,834 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,722,932 shares outstanding.

(10) Includes 158,960 shares subject to currently exercisable stock options. The percentage of ownership is based on 3,876,058 shares outstanding.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      On February 28, 2001, the Company reported the change in Company's certifying accountant from Arthur Andersen LLP to Rothstein, Kass & Company, P.C. Rothstein, Kass & Company, P.C. has served as independent public auditors for the Company and its subsidiaries for the fiscal year ended 2000, and served in that capacity until September 21, 2001. On September 25, 2001, the Company reported the change to Ernst & Young, LLP to serve the Company during the remainder of the 2001 fiscal year. Management expects that a representative of Ernst & Young, LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

FINANCIAL STATEMENTS

      The Company's audited financial statements for the fiscal year ended December 31, 2000 and Management's Discussion and Analysis of Financial Condition and Results of Operations are incorporated herein by reference to the Company's 2000 Annual Report to Stockholders which is being mailed to stockholders with this Proxy Statement.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

The Company intends to file a proxy statement in December 2001, and thereby solicit shareholder approval of a reverse split of the Company's common stock attendant to a merger with Digital Vision Systems of San Antonio, Texas. The Company anticipates that the related shareholder meeting will be held in early 2002.

SOLICITATION

The cost of soliciting Proxies in the accompanying form will be borne by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing.

       A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL
STATEMENT SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO MR. RALPH BROWN, SECRETARY, DOCUCON, INCORPORATED, 8 AIRPORT BOULEVARD, LATHAM, NEW YORK, 12110. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF NOVEMBER 15, 2001, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

      Please SIGN and RETURN the enclosed Proxy promptly.

      By Order of the Board of Directors:

      RALPH BROWN
       Secretary

                                   ANNEX A
                             Docucon Incorporated
                           Audit Committee Charter

ORGANIZATION

The Audit Committee (the "Committee") of the board of directors (the "Board") shall be comprised of at least two (2) directors who are independent of management and Docucon Incorporated (the "Company"). The Board shall appoint the members of the Committee. Members of the Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Committee members will be financially literate, and at lease one member will have accounting or related financial management expertise, as determined in the business judgment of the Board.

STATEMENT OF POLICY

The Committee shall provide assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Board, the independent auditors, and the financial management of the Company.

Consistent with the duties and function of the Board, generally, the Committee has oversight, not managerial duties and authorities in discharging its responsibilities. The Committee has only the responsibilities specified below. Accordingly, it is not the responsibility of the Committee to plan or conduct audits or to determine whether the Company's financial statements are complete and accurate or are in compliance with generally accepted accounting principles; rather, those matters are the responsibility of management and the outside auditor. Similarly, it is not the responsibility of the Committee to conduct investigations, to assure compliance by the Company with the federal securities laws or other legal requirements or to assure compliance with laws or the Company's corporate compliance program or any code of ethics.

The Committee will, of necessity, rely upon management and the outside auditors in carrying out the responsibilities specified in this Charter. Accordingly, there can be no assurance that the Company's financial statements will necessarily be in accordance with generally accepted accounting principles, and not contain any material inaccuracies, whether or not the Committee discharges the responsibilities specified in this Charter.

RESPONSIBILITIES

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to oversee for the Board and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee shall:

- Obtain the full Board's approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

- Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

- Have a clear understanding with the independent auditors that they are ultimately accountable to the Board and the Committee, as the shareholders' representatives, and that these shareholder representatives have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

- Review and concur with management's appointment, termination, or replacement of the chief financial officer of the Company.

- Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof, review such audit or review, including any comments or recommendations of the independent auditors.

- Review with the independent auditors, the Company's chief financial officer, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

- Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

- Retain internal audit services to investigate or review matters that in its judgment require independent investigation.

- Inquire of management, the chief financial officer, and the independent auditors about significant risk or exposures and assess the steps management has taken to minimize such risks to the Company.

- Review the quarterly financial statements with financial management and the independent auditors to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The chair of the Committee may represent the entire Committee for purposes of this review.

- Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the Company's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

- Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of audit.

- Review accounting and financial human resources and succession planning within the Company.

- Report the results of the annual audit to the Board. If requested by the Board, invite the independent auditors to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly any other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

- On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationship or professional services and take, or recommend that the Board take appropriate action to ensure the continuing independence of the auditors.

- Review the report of the Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements.

  In addition, disclose the Committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

- Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.

- Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

- Review the Company's disclosure in any proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

                              DOCUCON, INCORPORATED
                ANNUAL MEETING OF STOCKHOLDERS-DECEMBER 27,2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints EDWARD P. GISTARO and ROBERT W. SCHWARTZ, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share of Docucon, Incorporated which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Docucon, Incorporated to be held at 329 E. Ramsey, San Antonio, Texas 78216, on Thursday, December 27, 2001, at 9:30 a.m.,E.D.T., and any adjournment thereof:

      1.    Election of Directors:

      [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY (except as marked to the contrary below) to vote for all nominees listed below




      INSTRUCTION: To withhold authority for any individual nominee, mark a line through the nominee's name in the list below.

      Ralph Brown
      Al R. Ireton
      Douglas P. Gill
      Chauncey E. Schmidt
      Edward P. Gistaro
      Robert W. Schwartz

      2. To approve the Company's retention of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2001.

      [ ] FOR           [ ] AGAINST                   [ ] ABSTAIN

      3. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting, or any adjournment thereof.

      This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Item 1, above.

      Dated ________________, 2001    Signatures(s)___________________________

                                      ________________________________________
                                      (Please sign exactly and as fully as
                                      your name appears on your stock
                                      certificate. If shares are held jointly, each stockholder should sign.)
                                      Print Name(s)___________________________

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED